                                                                  Exhibit 1(b)




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                                     CIBER, INC.

                               (a Delaware corporation)





                                REGISTRATION AGREEMENT











                              Dated:  _________ __, 1998




================================================================================

                                  TABLE OF CONTENTS

REGISTRATION AGREEMENT
     SECTION 1.     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .   3
          (a)  REPRESENTATIONS AND WARRANTIES BY THE COMPANY.. . . . . . . .   3
               (i)       Compliance with Registration Requirements . . . . .   3
               (ii)      Accuracy of Exhibits. . . . . . . . . . . . . . . .   4
               (iii)     Incorporated Documents. . . . . . . . . . . . . . .   4
               (v)       Financial Statements. . . . . . . . . . . . . . . .   5
               (vi)      No Material Adverse Change in Business. . . . . . .   5
               (vii)     Good Standing of the Company. . . . . . . . . . . .   5
               (viii)    Good Standing of Subsidiaries . . . . . . . . . . .   5
               (ix)      Capitalization. . . . . . . . . . . . . . . . . . .   6
               (x)       Authorization of Agreement. . . . . . . . . . . . .   6
               (xiv)     Possession of Intellectual Property . . . . . . . .   7
               (xvi)     Title to Property . . . . . . . . . . . . . . . . .   8
               (xvii)    Investment Company Act. . . . . . . . . . . . . . .   8
               (xviii)   Registration Rights . . . . . . . . . . . . . . . .   8
               (xix)     Insurance . . . . . . . . . . . . . . . . . . . . .   8
               (xx)      Accounting Control. . . . . . . . . . . . . . . . .   8
               (xxi)     Taxes . . . . . . . . . . . . . . . . . . . . . . .   9
          (b)  OFFICER'S CERTIFICATES. . . . . . . . . . . . . . . . . . . .   9
     SECTION 2.     COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . .   9
          (a)  COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION
               REQUESTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          (b)  FILING OF AMENDMENTS. . . . . . . . . . . . . . . . . . . . .  10
          (c)  DELIVERY OF CIBER REGISTRATION STATEMENTS . . . . . . . . . .  10
          (d)  DELIVERY OF CIBER PROSPECTUSES. . . . . . . . . . . . . . . .  10
          (e)  CONTINUED COMPLIANCE WITH SECURITIES LAWS . . . . . . . . . .  11
          (f)  BLUE SKY QUALIFICATIONS . . . . . . . . . . . . . . . . . . .  11
          (g)  RULE 158. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          (i)  REPORTING REQUIREMENTS. . . . . . . . . . . . . . . . . . . .  12
     SECTION 3.     PAYMENT OF EXPENSES. . . . . . . . . . . . . . . . . . .  12
          (a)       EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .  12
          (b)       ALLOCATION OF EXPENSES.. . . . . . . . . . . . . . . . .  12
     SECTION 4.     INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . .  12
          (a)  INDEMNIFICATION OF UNDERWRITER AND ML&CO. . . . . . . . . . .  12
          (b)  INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. . . . . .  14
          (c)  ACTIONS AGAINST PARTIES; NOTIFICATION . . . . . . . . . . . .  14
          (d)  SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. . . . . .  15
     SECTION 5.     CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION 6.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
                    DELIVERY . . . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 7.     TERMINATION. . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 8.     NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  17
     SECTION 9.     PARTIES. . . . . . . . . . . . . . . . . . . . . . . . .  17


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     SECTION 10.    GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . .  17
     SECTION 11.    EFFECT OF HEADINGS . . . . . . . . . . . . . . . . . . .  17

                                     CIBER, INC.

                               (a Delaware corporation)


                                REGISTRATION AGREEMENT
                                ----------------------

                                                              ________  __, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH & CO., INC.
North Tower
World Financial Center
New York, New York  10281-1209


Ladies and Gentlemen:

     CIBER, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Inc., a Delaware corporation ("ML&Co."), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), in connection with the proposed issue and sale by ML&Co. to the Underwriter pursuant to a purchase agreement, dated the date hereof (the "Purchase Agreement"), among ML&Co., Bobby G. Stevenson, individually and as settlor, beneficiary and trustee of the trust made by Bobby G. Stevenson as settlor and trustee under the 1998 Revocable Trust Agreement dated January __, 1998 (the "Bobby G. Stevenson 1998 Revocable Trust"), and the Underwriter, of an aggregate of 1,750,000 of ML&Co.'s Structured Yield Product Exchangeable for Stock -SM-, ___% STRYPES-SM- Due ________, 2001 (each, a "STRYPES"), payable at maturity by delivery of shares of common stock, par value $.01 per share
(the "CIBER Common Stock"), of the Company and, at the option of the Underwriter, all or any part of 262,500 additional STRYPES to cover over-allotments, if any. The aforesaid 1,750,000 STRYPES (the "Initial Securities") to be purchased by the Underwriter and all or any part of the 262,500 STRYPES subject to the

-------------------------

-SM-  Service mark of Merrill Lynch & Co., Inc.

option described in Section 2(b) of the Purchase Agreement (the "Option Securities") are hereinafter called, collectively, the "Securities." Bobby G. Stevenson, individually and as settlor, beneficiary and trustee of the Bobby G. Stevenson 1998 Revocable Trust, is hereinafter called the "Contracting Stockholder." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

     The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement and the Purchase Agreement have been executed and delivered. The Company acknowledges that it has been advised that the execution and delivery of this Agreement is a condition to the execution and delivery of the Purchase Agreement by the Underwriter and ML&Co. and that, in consideration of the execution and delivery of the Purchase Agreement by the Underwriter and ML&Co., the Company is willing to make the representations, warranties and covenants herein contained.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-43857) covering the registration of the shares of CIBER Common Stock deliverable upon payment and discharge of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Each prospectus used before such registration statement became effective, in each case excluding any ML&Co. preliminary prospectus (as defined below) attached thereto, is herein called a "CIBER preliminary prospectus." Such registration statement, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, is herein called the "CIBER Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") is herein referred to as the "CIBER Rule 462(b) Registration Statement," and after such filing the term "CIBER Registration Statement" shall include the CIBER Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, but excluding any ML&Co. Prospectus (as defined below) attached thereto, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the "CIBER Prospectus." For purposes of this Agreement, all references to the CIBER Registration Statement, any CIBER preliminary prospectus, the CIBER Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the CIBER Registration Statement, any CIBER preliminary prospectus or the CIBER Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the CIBER Registration Statement, any CIBER preliminary prospectus or the CIBER Prospectus, as the case may be, and shall be deemed to exclude all financial statements and schedules and other information which are included or incorporated by reference in any ML&Co. preliminary prospectus or the ML&Co. Prospectus which is attached to any CIBER preliminary prospectus or the CIBER Prospectus; and all references in this Agreement to amendments or supplements to the CIBER Registration Statement, any CIBER preliminary prospectus or the CIBER Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the CIBER Registration Statement, such CIBER preliminary prospectus or the CIBER Prospectus, as the case may be.

     ML&Co. has filed with the Commission a registration statement on Form S-3 (No. 333-28537) for the registration of debt securities, including the Securities, and warrants under the 1933 Act, and the offering thereof from time to time in accordance with Rule 415 of the 1933 Act Regulations, and ML&Co. has filed a preliminary prospectus and preliminary prospectus supplement relating to the offering of the Securities. Promptly after execution and delivery of the Purchase Agreement, ML&Co. will either (i) prepare and file a prospectus and prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if ML&Co. has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (an "ML&Co. Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such ML&Co. Term Sheet that was omitted from such registration statement (as so amended) at the time it became effective but that is deemed to be part of such registration statement (as so amended) as of the time such information was filed with the Commission pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Any prospectus and prospectus supplement relating to the offering of the Securities that omitted, as applicable, the Rule 434 Information or other information to be included in the prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b), that was used after such registration statement (as so amended) became effective and prior to the execution and delivery of the Purchase Agreement, in each case excluding any CIBER preliminary prospectus attached thereto, are herein called, collectively, an "ML&Co. preliminary prospectus." The final prospectus and final prospectus supplement relating to the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, but excluding any CIBER Prospectus attached thereto, in the form first furnished to the Underwriter for use in connection with the offering of the Securities are collectively referred to herein as the "ML&Co. Prospectus." If Rule 434 is relied on, the term "ML&Co. Prospectus" shall refer to the ML&Co. preliminary prospectus dated January 14, 1998 together with the ML&Co. Term Sheet. For purposes of this Agreement, all references to any ML&Co. preliminary prospectus, the ML&Co. Prospectus or any ML&Co. Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

     Prior to the closing under the Purchase Agreement, ML&Co., Merrill Lynch Mortgage Capital Inc., a wholly owned subsidiary of ML&Co. (the "ML&Co. Subsidiary"), the Contracting Stockholder and The Bank of New York, as agent and custodian for and on behalf of the ML&Co. Subsidiary, will enter into a forward purchase contract (the "Forward Purchase Contract"), pursuant to which the Contracting Stockholder will agree to sell and the ML&Co. Subsidiary will agree to purchase, on the business day immediately preceding the maturity date of the Securities, the Maturity Consideration (as defined in the Supplemental Indenture) required by ML&Co. to pay and discharge all of the Securities at maturity as described in the ML&Co. Prospectus, subject to the Contracting Stockholder's right to satisfy its obligations thereunder through a cash payment based on the value of such Maturity Consideration.

     SECTION 1.     REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Underwriter and to ML&Co. as of the date hereof, as of the Closing Time referred to in Section 2(c) of the Purchase Agreement, and as of each Date of Delivery (if any) referred to in Section 2(b) of the Purchase Agreement, and agrees with each of the Underwriter and ML&Co. as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act and no stop order preventing or suspending the use of any CIBER preliminary prospectus has been issued by the Commission, and each CIBER preliminary prospectus filed as part of the CIBER Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter or ML&Co. expressly for use therein.

          Each of the CIBER Registration Statement and any CIBER Rule 462(b) Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the CIBER Registration Statement or any CIBER Rule 462(b) Registration Statement has been issued under the 1933 Act and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission; and the CIBER Registration Statement and CIBER Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date of the CIBER Registration Statement and any amendment thereto and as of the date of the CIBER Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the CIBER Prospectus, as amended or supplemented at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the CIBER Registration Statement or the CIBER Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter or ML&Co. expressly for use therein.

          (ii) ACCURACY OF EXHIBITS. There are no contracts or other documents that are required by the 1933 Act or the 1933 Act Regulations to be filed as exhibits to the CIBER Registration Statement or required to be described in the CIBER Registration Statement or the CIBER Prospectus that are not filed or described as required; each contract to which the Company is a party and to which reference is made in the CIBER Prospectus or which is filed as an exhibit to the CIBER Registration Statement has been duly and validly executed by the Company and is in full force and effect in all material respects in accordance with its respective terms, and none of such contracts has been assigned by the Company; the Company knows of no present situation or condition or fact that would prevent compliance in all material respects with the terms of any of such contracts, as amended to date.

          (iii)     INCORPORATED DOCUMENTS.   The documents incorporated or
     deemed to be incorporated by reference in the CIBER Registration Statement and the CIBER Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the CIBER Prospectus, as of the applicable effective date of the CIBER Registration Statement and any amendment thereto, as of the date of the CIBER Prospectus and any amendment or supplement thereto and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iv) INDEPENDENT ACCOUNTANTS. To the knowledge of the Company, KPMG Peat Marwick LLP, which has certified the financial statements filed with the Commission as part of the CIBER Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (v) FINANCIAL STATEMENTS. The financial statements of the Company and the related notes thereto included or incorporated by reference in the CIBER Registration Statement, any CIBER preliminary prospectus and the CIBER Prospectus, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations, and their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis and present fairly the information required to be stated therein; the summary consolidated financial data included in the CIBER Prospectus present fairly the information shown therein; and the pro forma financial information, included in the CIBER Registration Statement and the CIBER Prospectus, has been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations and is based upon good faith estimates and assumptions believed by the Company to be reasonable.

          (vi) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the CIBER Registration Statement and the CIBER Prospectus, there has not been any material adverse change, or any development of which the Company is aware that would reasonably be expected to involve a prospective material adverse change, in or affecting the business, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the CIBER Prospectus; except as set forth or contemplated in the CIBER Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole.

          (vii) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the CIBER Prospectus; and the Company has been duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to qualify or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (viii) GOOD STANDING OF SUBSIDIARIES. Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority to own its properties and conduct its business as described in the CIBER Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

          (ix) CAPITALIZATION. The CIBER Common Stock conforms as to legal matters to the description of the Company's capital stock contained in the CIBER Registration Statement on Form 8-A (File No. 0-23488) filed with the Commission on February 25, 1994 that was incorporated by reference in the CIBER Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any preemptive or similar rights to acquire equity securities of the Company; and, except as described in or expressly contemplated by the CIBER Prospectus and except for grants pursuant to existing employee or director benefit plans of CIBER referred to in the CIBER Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

          (x) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

          (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its respective charter or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole; the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for conflicts or breaches which individually or in the aggregate are not material to the Company and its subsidiaries, taken as a whole, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, except for violations which individually or in the aggregate are not material to the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated herein, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act

     Regulations and the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and the New York Stock Exchange, and as may be required under the Commodities Exchange Act, the Commodities
     Futures Trading Commission Act of 1974, the Commodity Distribution Reform Act and similar state and federal laws, rules and regulations governing the issuance, sale and distribution of commodities, or under state securities or Blue Sky laws, in connection with the purchase and distribution of the Securities by the Underwriter.

          (xii) ABSENCE OF INTER-RELATIONSHIPS. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the 1933 Act or the 1933 Act Regulations to be described in the CIBER Registration Statement and the CIBER Prospectus which is not so described in all material respects in accordance with the 1933 Act and the 1933 Act Regulations.

          (xiii) ABSENCE OF PROCEEDINGS. Other than as set forth or contemplated in the CIBER Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (xiv) POSSESSION OF INTELLECTUAL PROPERTY. Except as disclosed in the CIBER Prospectus, the Company owns, licenses or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and other proprietary and similar rights necessary for the conduct of its business as currently conducted.

          (xv) COMPLIANCE WITH LAW. Except as disclosed in the CIBER Prospectus, the business and operations conducted by the Company, as described in the CIBER Prospectus, are being conducted in compliance in all material respects with all applicable laws, foreign or domestic, and all applicable rules and regulations of all public authorities having jurisdiction over the Company.

          (xvi) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property and good title to all personal property owned them and used in their business, in each case, free and clear of all liens, encumbrances and defects except such as (a) are described or referred to in the CIBER Prospectus or (b) do not materially affect the value of such property and do not interfere with the use made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company or its subsidiaries.

          (xvii) INVESTMENT COMPANY ACT. The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (xviii)   REGISTRATION RIGHTS.  Other than the registration rights
     which have either been fulfilled, do not apply or have been properly waived, no person has the right to require the Company to register any securities for offering and sale under the 1933 Act by reason of the filing of the CIBER Registration Statement with the Commission.

          (xix) INSURANCE. The Company maintains insurance of the types and in the amounts that the Company deems adequate for its business and, to its knowledge, generally consistent with insurance maintained by similar companies in similar businesses, including, but not limited to, general liability insurance, and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (xx) ACCOUNTING CONTROL. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxi)     TAXES.    The Company has filed all federal, state, local
     and foreign income withholding and franchise tax returns and taxes which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes and assessments have become due and payable, other than where the failure to file such tax returns or to pay such taxes or assessments would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company (i) has paid all federal, state, local and foreign taxes and assessments that are due from the Company, including but not limited to withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns that the Company is required to furnish pursuant to the Code, except where the failure to pay such taxes or assessments would not have a material adverse effect on the Company or its subsidiaries, taken as a whole; (ii) has established adequate reserves for such taxes which are not due and payable and that are known to the Company after reasonable inquiry as to the adequacy of tax reserves, and, (iii) to its knowledge, does not have any tax deficiency or claim outstanding, proposed or assessed against it, except in each case where the failure to pay such taxes or assessments would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company has not granted any extension of any statute of limitations to any federal, state, local or foreign tax authority for any period, nor has the Company requested any extension of the time for filing any federal, state, local or foreign tax return or form.

          (xxii)    STABILIZATION.   The Company will not take, directly or
     indirectly, any action (and the Company knows of no any action by its directors, officers or stockholders or by others) designed to or which has constituted or which might reasonably be expected to cause or result in, under Regulation M or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the 1934 Act.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company (other than the Contracting Stockholder) or any subsidiary and delivered to the Underwriter or counsel for the Underwriter or to ML&Co. or counsel for ML&Co. in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriter and to ML&Co., as the case may be, as to the matters covered thereby.

     SECTION 2. COVENANTS OF THE COMPANY. The Company covenants with the Underwriter and with ML&Co. as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 2(b), will notify the Underwriter and ML&Co. immediately, and confirm the notice in writing, (i) when any post-effective amendment to the CIBER Registration Statement shall become effective, or any supplement to the CIBER Prospectus or any amended CIBER Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the CIBER Registration Statement or any amendment or supplement to the CIBER Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the CIBER Registration Statement or of any order preventing or suspending the use of any CIBER preliminary prospectus or the CIBER Prospectus, or of the suspension of the qualification of the shares of CIBER Common Stock deliverable upon payment and discharge of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company will give the Underwriter and ML&Co. notice of its intention to file or prepare any amendment to the CIBER Registration Statement

(including any CIBER Rule 462(b) Registration Statement) or any amendment, supplement or revision to either the prospectus included in the CIBER Registration Statement at the time it became effective or to the CIBER Prospectus, will furnish the Underwriter and ML&Co. with copies of any such documents a reasonable amount of time under the circumstances prior to such proposed filing or use, as the case may be, and will not file or use any such document to which counsel for the Underwriter or counsel for ML&Co. shall reasonably object.

     (c) DELIVERY OF CIBER REGISTRATION STATEMENTS. The Company has furnished or will deliver to each of the Underwriter, counsel for the Underwriter, ML&Co. and counsel for ML&Co., without charge, one signed copy of the CIBER Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts.

     (d) DELIVERY OF CIBER PROSPECTUSES. The Company has delivered to ML&Co. and to the Underwriter, without charge, as many copies of each CIBER preliminary prospectus as ML&Co. and the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to ML&Co. and the Underwriter, without charge, during the period when the CIBER Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the CIBER Prospectus (as amended or supplemented) as ML&Co. and the Underwriter may reasonably request.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in the Purchase Agreement.
If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter, counsel for ML&Co. or counsel for the Company, to amend the CIBER Registration Statement or amend or supplement the CIBER Prospectus in order to ensure that the CIBER Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any such counsel, at any such time to amend the CIBER Registration Statement or amend or supplement the CIBER Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 2(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the CIBER Registration Statement or the CIBER Prospectus comply with such requirements, and the Company will furnish to the Underwriter and ML&Co. such number of copies of such amendment or supplement as the Underwriter and ML&Co. may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the shares of CIBER Common Stock deliverable upon payment and discharge of the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may reasonably designate and to maintain such qualifications in effect through the maturity date of the Securities; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the shares of CIBER Common Stock deliverable upon payment and discharge of the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect through the maturity date of the Securities.

     (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the CIBER Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of CIBER Common Stock or any securities convertible into or exercisable or exchangeable for shares of CIBER Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any CIBER Common Stock, whether or not any such transaction described in clause (i) or (ii) above is to be settled by delivery of CIBER Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the CIBER Common Stock deliverable upon payment and discharge of the Securities, (B) any shares of CIBER Common Stock issued or options to purchase CIBER Common Stock granted pursuant to existing employee or director benefit plans of the Company referred to in the CIBER Prospectus, or any shares of CIBER Common Stock issued upon exercise of options granted pursuant to any such plan, (C) any shares of CIBER Common Stock issued by the Company upon the exercise of an option (other than an option referred to in clause (B) above) or warrant or the conversion of a security outstanding on the date hereof and referred to in the CIBER Prospectus and (D) shares of CIBER Common Stock or options to purchase shares of CIBER Common Stock issued in connection with business combinations, provided that the number of shares so issued, together with the number of shares issuable upon the exercise of the options so issued, does not exceed in the aggregate 3.5 million.

     (i) REPORTING REQUIREMENTS. The Company, during the period when the CIBER Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 3.     PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the CIBER Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iii) the qualification of the shares of CIBER Common Stock deliverable upon payment and discharge of the Securities under securities laws in accordance with the provisions of Section 2(f) hereof, including filing fees and the reasonable and accountable fees and disbursements of counsel for the Underwriter in connection therewith, (iv) the printing and delivery to the Underwriter and ML&Co. of copies of each CIBER preliminary prospectus and of the CIBER Prospectus and any amendments or supplements thereto, (v) the preparation and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the CIBER Common Stock, and (vii) the filing fees incident to the review by the NASD of the terms of the offering and sale of the shares of CIBER Common Stock deliverable upon payment and discharge of the Securities.

     (b) ALLOCATION OF EXPENSES. The provisions of this Section 3 shall not affect any separate agreement that the Company and the Contracting Stockholder may make or may have made for the sharing of such costs and expenses.

     SECTION 4.     INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITER AND ML&CO. Subject to the last paragraph of this Section 4(a), the Company agrees to indemnify and hold harmless (1) the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (2) ML&Co. and each person, if any, who controls ML&Co. within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

          (i) subject to subsection (c) below, against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the CIBER Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any CIBER preliminary prospectus or the CIBER Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above; PROVIDED that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) subject to subsection (c) below, against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter or ML&Co., as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (A) written information furnished to the Company by the Underwriter expressly for use in the CIBER Registration Statement (or any amendment thereto), or any CIBER preliminary prospectus or the CIBER Prospectus (or any amendment or supplement thereto) or (B) written information furnished to the Company by ML&Co. expressly for use in the CIBER Registration Statement (or any amendment thereto), or any CIBER preliminary prospectus or the CIBER Prospectus (or any amendment or supplement thereto); PROVIDED, FURTHER, HOWEVER, that the foregoing indemnity with respect to any untrue statement contained in or omission from a CIBER preliminary prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) if such untrue statement contained in or omission from the CIBER preliminary prospectus was eliminated or remedied in the CIBER Prospectus (as amended or supplemented if the Company shall have furnished to the Underwriter any amendments or supplements thereto) and, if required by law, a copy of the CIBER Prospectus (as amended or supplemented if the Company shall have furnished to the Underwriter any amendments or supplements thereto) shall not have been furnished to such person asserting any such loss, liability, claim, damage or expense at or prior to the written confirmation of the sale of the Securities which are the subject thereof to such person.

     In the event that any claim for indemnification under (i), (ii) or (iii) above or contribution under Section 5 hereof is made against the Company and such indemnified parties seek indemnification or contribution hereunder against any loss, liability, monetary claim, damage or expense then due and owing arising out of any untrue statement or omission, or alleged untrue statement or omission, referred to under (i) above (each such circumstance or event, a "Loss") such indemnified parties shall first seek to satisfy the Loss in full from the Contracting Stockholder by making a written demand upon the Contracting Stockholder for satisfaction of such Loss pursuant to Section 6(b) of the Purchase Agreement, and shall copy the Company on each such written demand.
Only if such Loss shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company of the relevant demand shall any such indemnified party have the right to take action to satisfy such Loss by making demand directly on the Company (but only if and to the extent that the Contracting Stockholder has not already satisfied

(and does not thereafter satisfy) such Loss, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to satisfy a Loss in full from the Contracting Stockholder or, having sought to satisfy such Loss from the Contracting Stockholder, to wait such 45 days after failure by the Contracting Stockholder to satisfy such Loss if (i) the Contracting Stockholder shall commence a voluntary case or other proceeding seeking relief with respect to himself or his debts under title 11 of the United States Code (the "Bankruptcy Code") or any other bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, custodian or other similar official of his property or any substantial part of his property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against him;
(ii) all or substantially all of the Contracting Stockholder's assets shall become subject to the jurisdiction of a bankruptcy court; (iii) an order for relief or similar decree shall be entered against the Contracting Stockholder under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law now or hereafter in effect; (iv) any court orders or approves the appointment of a trustee, receiver, custodian or other similar official of the Contracting Stockholder's property or any substantial part of his property; (v) the Contracting Stockholder makes a general assignment for the benefit of its creditors, (vi) the Contracting Stockholder dies or is declared incompetent or of unsound mind (by appropriate authority) or shall for any other reason cease to act as trustee of the Bobby G. Stevenson 1998 Revocable Trust; or (vii) the Contracting Stockholder shall, without the prior written consent of the ML&Co. Subsidiary, amend, modify or revoke the Bobby G. Stevenson 1998 Revocable Trust or transfer the situs of administration thereof or change the governing law applicable thereto in a manner that materially and adversely affects the indemnified party's ability to pursue a claim agianst the Contracting Stockholder.

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the CIBER Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter and ML&Co., but only with reference to written information furnished by the Underwriter or ML&Co., as the case may be, expressly for use in the CIBER Registration Statement (or any amendment thereto), or any CIBER preliminary prospectus or the CIBER Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand commenced or asserted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Upon receipt of such notice, the indemnifying party, severally or jointly with any other indemnifying parties receiving such notice, shall retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others the indemnifying party may designate in respect of such suit, action, proceeding, claim or demand. In respect of any such suit, action, proceeding, claim or demand, an indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying parties and such indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying parties have failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties in any such suit, action or proceeding (including any impleaded parties) include both indemnifying parties and indemnified parties and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 or Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement for all such fees and expenses of counsel, other than such fees and expenses of counsel which are being contested in good faith by the indemnifying party.

     SECTION 5.     CONTRIBUTION.  If the indemnification provided for in
Section 4 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, subject to the last paragraph of Section 4(a) hereof, the Company on the one hand and the Underwriter and ML&Co. on the other hand shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter and ML&Co. on the other hand from the offering of the Securities pursuant to the Purchase Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter and ML&Co. on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the offering of the Securities pursuant to the Purchase Agreement shall be deemed to be such that the Underwriter and ML&Co. shall be responsible for that portion of the aggregate amount of such losses, liabilities, claims, damages and expenses represented by the percentage that the total underwriting discount received by the Underwriter, as set forth on the cover of ML&Co. Prospectus, or, if Rule 434 is used, the corresponding location on the ML&Co. Term Sheet, bears to the aggregate initial public offering price of the Securities as set forth on such cover and the Company shall be responsible for the balance.

     The relative fault of the Company on the one hand and the Underwriter and ML&Co. on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Contracting Stockholder on the one hand or by the Underwriter or ML&Co. on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Underwriter and ML&Co. agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 5, the Underwriter and ML&Co. shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter and ML&Co. have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 5, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter; each person, if any, who controls ML&Co. within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as ML&Co.;

and each director of the Company, each officer of the Company who signed the CIBER Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company (other than the Contracting Stockholder) submitted pursuant to the Purchase Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of ML&Co. or controlling person thereof or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter pursuant to the Purchase Agreement.

     SECTION 7. TERMINATION. In the event that the Underwriter terminates the Purchase Agreement as provided in Section 5 or Section 9 thereof, this Agreement shall simultaneously terminate, except that the provisions of Section 3, the indemnity agreements set forth in Section 4, the contribution provisions set forth in Section 5, and the provisions of Section 6 shall remain in effect.

     SECTION 8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, 3300 Hillview Avenue, Suite 150, Palo Alto, California 94304, attention of Steven F. Strandberg; notices to ML&Co. shall be directed to Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10007, attention of the Secretary; notices to the Company shall be directed to CIBER, Inc., DTC Parkway, Suite 1400, Englewood, Colorado 80111.

     SECTION 9. PARTIES. This Agreement shall inure to the benefit of and be binding upon each of the Underwriter, ML&Co. and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, ML&Co. and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 4 and 5 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, ML&Co. and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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

     SECTION 11. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, ML&Co. and the Company in accordance with its terms.

                                        Very truly yours,

                                        CIBER, INC.


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED



By:
   -----------------------------
       Authorized Signatory


MERRILL LYNCH & CO., INC.



By:
    ----------------------------
    Name:
    Title:






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